EXHIBIT 5.1

[SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]

November 18, 2005

Board of Directors

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Re: Allscripts Healthcare Solutions, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of the following securities of the Company with an aggregate offering price of up to $200,000,000: (i) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities, unsecured senior subordinated debt securities, unsecured subordinated debt securities and/or debt securities with any other ranking; (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company; (iii) shares of common stock, par value $0.01 per share (“Common Stock”), of the Company; (iv) warrants to purchase Debt Securities or shares of Preferred Stock or Common Stock, in each case as may be designated by the Company at the time of an offering of such warrants (“Warrants”); (v) stock purchase contracts (“Stock Purchase Contracts”) and (vi) stock purchase units (“Stock Purchase Units” and collectively with the Debt Securities, Preferred Stock, Common Stock, Warrants and Stock Purchase Contracts, the “Securities”), in each case in amounts, at prices and on terms to be determined at the time of an offering of such securities.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under one or more indentures (as amended or supplemented, the “Indenture”) to be entered into between the Company and a trustee that has been or will be appointed prior to the issuance of such Debt Securities (the “Trustee”), substantially in the form filed as an exhibit to the Registration Statement.

SIDLEY AUSTIN BROWN & WOOD LLP	NEW YORK

Board of Directors Allscripts Healthcare Solutions, Inc. November 18, 2005 Page 2

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or obtained by us through sites on the internet and the authenticity of the originals of such latter documents. As to facts relevant to the opinions or statements expressed herein, we have relied, without independent investigation or verification, upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized and each share of such Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions in conformity with the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock in the form required by applicable law; (ii) a certificate of designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation shall have been duly filed with the Secretary of State of the State of Delaware; (iii) if such Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Preferred Stock shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock and (v) such certificates shall

SIDLEY AUSTIN BROWN & WOOD LLP	NEW YORK

Board of Directors Allscripts Healthcare Solutions, Inc. November 18, 2005 Page 3

be in the form legally valid under Section 152 of the Delaware General Corporation Law (the “DGCL”).

3. The issuance and sale of the shares of Common Stock (including any Common Stock duly issued (A) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock or (B) upon exercise of any Warrants exercisable for Common Stock) covered by the Registration Statement will be duly authorized and each share of such Common Stock will be validly issued, fully paid and nonassessable when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation and taken all necessary corporate action to authorize the issuance and sale of such Common Stock; (ii) if such Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Common Stock shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) certificates representing such Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of the Common Stock and (iv) such certificates shall be in the form legally valid under Section 152 of the DGCL.

4. Each series of Debt Securities covered by the Registration Statement will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation authorizing the execution and delivery of the Indenture and the issuance and sale of such series of Debt Securities, (ii) the Indenture shall have been executed and delivered by the Company and the Trustee, as qualified to act under the Trust Indenture Act of 1939, as amended, (iii) if such series of Debt Securities is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such series shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the terms of such Debt Securities and of their issuance and sale shall have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or the by-laws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5. Each issue of Warrants covered by the Registration Statement will be valid and binding obligations of the Company, enforceable against the Company in

SIDLEY AUSTIN BROWN & WOOD LLP	NEW YORK

Board of Directors Allscripts Healthcare Solutions, Inc. November 18, 2005 Page 4

accordance with its terms when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation authorizing the execution and delivery of the warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and the Warrant Agreement; (ii) the Warrant Agreement shall have been duly executed and delivered by the Company and the warrant agent; (iii) the terms of such Warrants and of their issuance and sale shall have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or by-laws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such Warrants shall have been duly executed and countersigned in accordance with the Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

6. The Stock Purchase Contracts and/or the Stock Purchase Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement, (ii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed and delivered by the Company; (iii) if such Stock Purchase Contracts or Stock Purchase Units, as the case may be, are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such securities shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) any shares of Common Stock or Preferred Stock, Debt Securities and/or debt obligations of third parties that underlie the relevant Stock Purchase Contract and/or the relevant Stock Purchase Units shall have been duly authorized and validly issued; and (v) the certificates representing such Stock Purchase Contracts and/or Stock Purchase Units, if any, shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Preferred Stock, each issue of Common Stock, each series of Debt Securities, each issue of Warrants and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) the authorization thereof by the Company Board will not have been modified or rescinded; (ii) in the case of the issue of the Debt Securities, the form of Indenture will not have been modified or amended; and (iii) the Certificate of Incorporation, as currently in effect, will not have been modified or amended and

SIDLEY AUSTIN BROWN & WOOD LLP	NEW YORK

Board of Directors Allscripts Healthcare Solutions, Inc. November 18, 2005 Page 5

will be in full force and effect. For purposes of this opinion letter, we have further assumed that the Indenture, each Warrant Agreement and each Stock Purchase Contract and/or Stock Purchase Unit will be governed by the laws of the State of New York.

This letter is limited to matters arising under the federal laws of the United States of America, the laws of the State of New York (excluding the municipal laws and the laws, rules and regulations of any local agencies or government authorities of or within the State of New York) and the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to any matter arising thereunder or relating thereto. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion in paragraph 1 above as to the valid existence of the Company in the State of Delaware is rendered solely in reliance on the good standing certificate dated as of November 18, 2005 of the Secretary of State of the State of Delaware, and we have not made any examination of the documentation of, or action taken in connection with, the formation of, issuance of securities by or maintenance of the existence of the Company.

The opinions in paragraphs 2, 3, 4, 5 and 6 above are qualified to the extent that the enforcement of the Securities, the Indenture and the applicable Warrant Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    Sidley Austin Brown & Wood LLP